FOR IMMEDIATE RELEASE:

For Additional Information:
United Financial Mortgage Corp.
600 Enterprise Dr., Suite 206
Oak Brook, IL 60523
(630) 571-7222
(630) 571-2623 fax
Contact: Steve Khoshabe
         Chief Financial Officer
         sk@ufmc.com

Coffin Communications Group
15300 Ventura Boulevard, Suite 303
Sherman Oaks, CA 91403
(818) 789-0100
(818) 789-1152 fax
Contact:  William F. Coffin, CEO
          Martin Halsall, Senior Account Principal martin.halsall@coffincg.com

For Immediate Release

         United Financial Mortgage Corporation Reports Results For First
                       Quarter Fiscal Year 2001


Oak Brook, IL - September 18, 2000 - United Financial Mortgage Corp.(CHX:'UFM' or 'the Company') today announced results for the first quarter ended July 31, 2000.

Revenues for the first quarter ended July 31, 2000 were $2.93 million compared to revenues of $2.92 million for the first quarter ended July 31, 1999. Net income for the first quarter ended July 31, 2000 increased 4% to $71,465 or $0.02 per diluted share, compared to net income of $68,738 or $0.02 per diluted share for the first quarter ended July 31, 1999.

The Company's first quarter earnings were enhanced by an increase in loan originations coupled with a decrease in certain operational expenses.

Joseph Khoshabe, President and CEO of United Financial Mortgage stated,
 "The Company has closed its first quarter on a positive operational note.
 We have maintained our loan volume and revenues compared to the previous quarter last year, a period characterized by record levels of refinancing activity. We have also been very successful at controlling our costs despite the continued expansion of our sales organization and decreasing margins.

"As we move forward we will continue our strategy of technological advancement and infrastrucutre improvement to coincide with the planned opening of new branch offices. This strategy whcih includes increasing our servicing of mortgage loans, anticipated to increase our future cash flow, will help us to minimize seasonal revenue fluctuations prevalent in the mortgage industry," concluded Mr. Khoshabe.

About United Financial Mortgage Corp.

United Financial Mortgage Corp. is a national mortgage banker principally engaged in originating both retail and wholesale mortgages for single family residences of one to four units. The Company is headquartered in Oak Brook, IL and has regional offices in several other states. The Company's web site www.ufmc.com allows consumers to get information on the many different types of mortgage loans offered by the Company, calculated mortgage payments, and apply on-line for a mortgage.

This press release may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from the statements contained herein. Such risks and uncertainties include, but are not limited to, changes in the performance of the financial markets, changes in the demand for and market acceptance of the Company's products, changes in general economic conditions, including interest rates, the impact of competition, changes in the value of real estate, the ability to maintain and increase sources of funding, and other risks disclosed from time to time in the Company's SEC reports and filings.

                --FINANCIAL STATEMENTS TO FOLLOW--
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
                         United Financial Mortgage Corp.
                                  Balance Sheet
                                   (Unaudited)

                                     Three Months Ended      Three Months Ended
                                       July 31, 1999            July 31, 2000

           ASSETS
      Current Assets:
        Cash                         $      4,563,533           $   3,737,966
        Loans Held For Sale                30,599,216              25,458,203
        Accounts Receivable                   271,490                 423,624
        Due From Employees                     23,500                  15,877
        Due from Officers                       2,439                       0
        Due from Affiliates                     1,000                       0
        Deferred Tax Asset                          0                  20,633
        U.S. Savings Bonds                      2,000                   3,600
        Notes Receivable                      110,000                 128,000
        Prepaid Expense                       229,668                 118,222
            Total Current Assets           35,802,846              29,906,125

      Furniture, Fixtures & Equipment
        Cost                                  694,218                 707,500
        Accumulated Depreciation             (308,775)               (384,810)
        Net Furniture, Fixtures, &
              Equipment                       385,443                 322,690

      Other Assets:
        Servicing Rights                      295,695                 322,560
        Land Investments                            0                 275,000
        Escrow Deposits                       196,061                       0
        Security Deposits                      17,769                  23,417
        Deferred Advisor Fees                  39,000                       0
        Investment                              5,850                  81,453
        Goodwill Net                          129,139                 123,562
           Total Other Assets                 683,514                 825,991

           Total Assets                    36,871,802              31,054,807


             The accompanying Notes are an integral part of this statement


                         United Financial Mortgage Corp.
                                  Balance Sheet
                                   (Unaudited)



                                     Three Months Ended      Three Months Ended
                                       July 31, 1999            July 31, 2000

      LIABILITES AND STOCKHOLDERS EQUITY

      Current Liabilities:
        Accounts Payable             $        235,950           $     332,793
        Loans Payable                         700,766                       0
        Accrued Expenses                      177,675                 511,171
        Leases Payable-Short Term              17,015                  13,000
        Deferred Income Taxes                 270,599                       0
        Taxes Payable                          46,145                       0
        Escrow Payable                        177,972                  25,363
        Notes Payable - Current            28,560,371              23,611,960
           Total Current Liabilities       30,186,494              24,494,287
        Leases Payable-Long Term               22,943                  10,140
                Total Liabilities          30,209,437              24,504,427

      Stockholders' Equity
        Common Shares, 20,000,000
        Authorized, No Par Value,
        Shares Issued and Outstanding;
        3,897,529 at July 31, 1999
        and 3,881,129 at July 31, 2000      6,527,278               6,494,323

      Preferred Shares, 5,000,000
        authorized, No Par Value, 63
        Series A Redeemable Shares
        Issued And Outstanding at
        July 31, 1999 and July 31, 2000       315,000                 315,000

      Retained Earnings                      (179,913)               (258,944)

           Total Stockholders Equity        6,662,365               6,550,379

           Total Liabilities Plus
           Stockholders Equity             36,871,802              31,054,807



            The accompanying Notes are an integral part of this statement

                         United Financial Mortgage Corp.
                          Condensed Statement of Income
                                   (Unaudited)
                                         Three Months         Three Months
                                             Ended                Ended
                                         July 31, 1999       July 31, 2000
     Revenues:
        Commissions & Fees                $ 2,430,230        $  2,402,571
        Interest Income                       485,146             528,566
        Other Income & Expenses                     0                   0
                Total Revenues              2,915,376           2,931,137

      Expenses:
        Salaries & Commissions            $ 1,559,345        $  1,527,122
        Selling & Administrative              730,924             723,991
        Depreciation                           35,839              39,009
        Interest Expense                      472,764             515,103
              Total Expenses                2,798,872           2,805,225

      Income (loss) Before
         Income Taxes                         116,505             125,911
      Income Tax Provision                     47,767              54,446
      Net Income(Loss)                         68,738              71,465
      Less Dividends Paid on
         Preferred Stock                            0                   0
      Net Income Applicable
         To Common Shareholders                68,738              71,465

      Basic Net Income
         Per Common Share                      0.0176              0.0184
      Diluted Net Income
         Per Common Share                      0.0166              0.0171

      Shares used in computation of
         Basic Net Income Per Share         3,897,529           3,881,129
      Shares used in computation of
         Diluted Net Income Per Share       4,139,529           4,181,129


          The accompanying Notes are an integral part of this statement

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<TABLE)